UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2011
HUDSON CITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393

(State or other jurisdiction of in Company)	(Commission File Number)	(IRS Employer Identification No.)
WEST 80 CENTURY ROAD
PARAMUS, NEW JERSEY 07652
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (201) 967-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The annual meeting of shareholders of Hudson City Bancorp, Inc. (the “Company”) was held on April 19, 2011. As of the record date, there were a total of 526,691,508 shares of common stock outstanding and entitled to vote at the annual meeting. At the annual meeting 424,822,751 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of security holders and the Company’s independent inspectors of election reported the final results of the vote on each proposal as follows:
Proposal 1 — Election of Directors
Each of Ronald E. Hermance, Jr., William G. Bardel and Scott A. Belair were nominated to serve for three-year terms expiring at the annual meeting of shareholders to be held in 2014, or when their successors are otherwise duly elected and qualified. In addition, Cornelius E. Golding was nominated to serve for a two-year term expiring at the annual meeting of shareholders to be held in 2013, or when his successor is otherwise duly elected and qualified. The four directors having received the requisite vote of a majority of the votes cast, as indicated below, were elected as directors of the Company.

Directors	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ronald E. Hermance, Jr.	324,775,456	18,647,831	2,296,074	180,972,147
William G. Bardel	333,059,255	10,270,015	2,390,091	180,972,147
Scott A. Belair	329,710,157	13,652,209	2,356,995	180,972,147
Cornelius E. Golding	333,558,751	9,655,531	2,505,079	180,972,147
Proposal 2 — The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011
The shareholders were asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
408,276,878	13,538,268	3,007,605	101,868,757
Proposal 3 — Adoption of the Hudson City Bancorp, Inc. Amended and Restated 2011 Stock Incentive Plan
The shareholders were asked to approve the adoption of the Hudson City Bancorp, Inc. Amended and Restated 2011 Stock Incentive Plan. This plan was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
244,123,131	98,604,826	2,991,404	180,972,147

Proposal 4 — Approval of a non-binding advisory proposal on named executive officer compensation.
The shareholders were asked to approve the compensation awarded to the Company’s named executive officers as set forth in the Company’s proxy statement in a non-binding advisory vote. This non-binding advisory proposal was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
315,156,126	23,136,484	7,426,751	180,972,147
Proposal 5 — Approval of a non-binding advisory proposal on the frequency of future advisory votes on named executive officer compensation.
The shareholders were asked to consider and indicate their preference for, in a non-binding advisory vote, the frequency of future non-binding advisory proposals on named executive officer compensation. The choice that received the highest number of votes cast was a frequency of every year for future non-binding advisory proposals on named executive officer compensation. The number of votes cast with respect to this matter was as follows:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
259,455,920	6,069,716	69,224,951	10,968,774	180,972,147
Proposal 6 — Shareholder proposal regarding declassification of the Board of Directors.
A shareholder, The Nathan Cummings Foundation, requested that the shareholders be asked to vote on a non-binding proposal to declassify the Board of Directors, and to require that, commencing no later than the annual meeting to be held in 2013, all directors stand for election annually. This proposal was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below. However, the proposal received approval by 49.8% of the shares outstanding, which is less than the vote that would be needed to amend the Company’s Certificate of Incorporation and thereby effect the proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
262,396,665	77,088,963	6,232,234	180,973,646

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hudson City Bancorp, Inc.
By:	/s/ Anthony J. Fabiano
Anthony J. Fabiano
Senior Vice President

Dated: April 21, 2011

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